Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



To Southern Union Company:


As independent public accountants, we hereby consent to the incorporation by reference of our report dated November 12, 1999, included in Fall River Gas Company Form 10-K for the year ended September 30, 1999, and to all references to our firm included in this Form 8-K. It should be noted that we have not audited any financial statements of Fall River Gas Company subsequent to September 30, 1999, or performed any audit procedures subsequent to the date of our report.



                                                     ARTHUR ANDERSEN LLP
                                                     Arthur Andersen LLP



Boston, Massachusetts
October 5, 2000